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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CITIZENS FIRST FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2) Form, Schedule or Registration Statement No.:

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SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CITIZENS FIRST FINANCIAL CORP
2101 North Veterans Parkway
Bloomington, IL 61704
(309) 661-8700

March 21, 2003

Dear Shareholder:

     I am pleased to invite you to attend the Citizens First Financial Corp.’s 2003 annual meeting of shareholders on Monday, April 21, 2003. We will hold the meeting at 10:00 a.m. at The Chateau, 1601 Jumer Drive, Bloomington, Illinois.

     On the page following this letter, you will find the Notice of Meeting which lists the matters to be considered at the meeting. Following the Notice of Meeting is the proxy statement which describes these matters and provides you with additional information about our Company. Also enclosed you will find your proxy card, which allows you to vote on these matters, and the Company’s 2002 Annual Report.

     Your vote is important. A majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Please complete and mail in your proxy card promptly, even if you plan to attend the meeting. You can attend the meeting and vote in person, even if you have sent in a proxy card.

     The Board of Directors recommends that shareholders vote FOR each of the proposals stated in the proxy statement.

     The rest of the Board and I look forward to seeing you at the meeting. Whether or not you can attend, we greatly appreciate your cooperation in returning the proxy card.

Sincerely,

C. William Landefeld President and Chief Executive Officer

CITIZENS FIRST FINANCIAL CORP.
2101 North Veterans Parkway
Bloomington, IL 61704

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:00 a.m., local time, on Monday, April 21, 2003

PLACE	The Chateau 1601 Jumer Drive Bloomington, Illinois

ITEMS OF BUSINESS	(1) To elect two members of the Board of Directors for three-year terms.

(2) To ratify the selection of BKD, LLP as independent auditors of the Company for the 2003 fiscal year.

(3) To transact such other business as may properly come before the Meeting.

ANNUAL REPORT	Our 2002 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

RECORD DATE	You can vote if you are a shareholder of record on March 3, 2003.

QUORUM	A majority of the shares of common stock must be represented at the meeting. If there are insufficient shares, the meeting may be adjourned.

March 21, 2003	Dallas G. Smiley Secretary

SOLICITATION AND VOTING
Shareholders Entitled to Vote
Voting Procedures
Voting Procedures for Shares in the Company’s 401(k) Plan or ESOP
Required Vote
Revoking a Proxy
List of Shareholders
Cost of Proxy Solicitation
Inspector of Election
Other Matters
GOVERNANCE OF THE COMPANY
Role and Composition of the Board of Directors
The Audit Committee
The Nominating Committee
The Compensation/Benefits Committee
Directors’ Compensation
ITEM 1. ELECTION OF DIRECTORS
NOMINEES WHOSE TERMS WILL EXPIRE IN 2006
CONTINUING DIRECTORS WITH TERMS EXPIRING 2004
CONTINUING DIRECTORS WITH TERMS EXPIRING 2005
ITEM 2. RATIFICATION OF AUDITORS
Audit Fees
Financial Information Systems Design and Implementation Fees
All Other Fees
Auditor Independence
SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTORS MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS AND ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
SECURITY OWNERSHIP OF SHAREHOLDER HOLDING 5% OR MORE
EXECUTIVE COMPENSATION
Compensation Table
Total Options Exercised in 2002 and Year End Values
OTHER COMPENSATION ARRANGEMENTS
Employment Agreements
Employee Stock Ownership Plan and Trust
Supplemental Executive Retirement Plan
Transactions With Certain Related Persons
Compensation Committee Interlocks and Insider Participation
PERFORMANCE GRAPH
EXECUTIVE COMPENSATION COMMITTEE REPORT
Overview
CEO Compensation
Tax Policy
AUDIT COMMITTEE REPORT
COMPLIANCE WITH SECTION 16
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

SOLICITATION AND VOTING	4
Shareholders Entitled to Vote	4
Voting Procedures	4
Voting Procedures for Shares in the Company’s 401(k) Plan or ESOP	5
Required Vote	5
Revoking a Proxy	5
List of Shareholders	6
Cost of Proxy Solicitation	6
Inspector of Election	6
Other Matters	6
GOVERNANCE OF THE COMPANY	7
Role and Composition of the Board of Directors	7
The Audit Committee	7
The Nominating Committee	8
The Compensation/Benefits Committee	8
Directors’ Compensation	8
ITEM 1. ELECTION OF DIRECTORS	10
NOMINEES WHOSE TERMS WILL EXPIRE IN 2006	10
CONTINUING DIRECTORS WITH TERMS EXPIRING 2004	11
CONTINUING DIRECTORS WITH TERMS EXPIRING 2005	11
ITEM 2. RATIFICATION OF AUDITORS	12
Audit Fees	12
Financial Information Systems Design and Implementation Fees	12
All other Fees	12
Auditor Independence	12
SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTORS, MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS AND ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP	13
SECURITY OWNERSHIP OF SHAREHOLDER HOLDING 5% OR MORE	14
EXECUTIVE COMPENSATION	15
Compensation Table	15
Total Options Exercised in 2002 and Year End Values	16
OTHER COMPENSATION ARRANGEMENTS	18
Employment Agreements	18
Employee Stock Ownership Plan and Trust	20
Supplemental Executive Retirement Plan	20
Transactions With Certain Related Persons	20
Compensation Committee Interlocks and Insider Participation	20
PERFORMANCE GRAPH	21
EXECUTIVE COMPENSATION COMMITTEE REPORT	22
Overview	22
CEO Compensation	23
Tax Policy	23
AUDIT COMMITTEE REPORT	24
COMPLIANCE WITH SECTION 16	24
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS	25

CITIZENS FIRST FINANCIAL CORP.
2101 North Veterans Parkway
Bloomington, IL 61704

SOLICITATION AND VOTING

     We are sending you this Proxy Statement and the enclosed proxy card because the Board of Directors of Citizens First Financial Corp. (the “Company” “we” or “us”) is soliciting your proxy to vote at the 2003 Annual Meeting of Shareholders (the “Annual Meeting”). This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting.

     You are invited to attend our Annual Meeting on April 21, 2003 beginning at 10:00 a.m., local time. The Annual Meeting will be held at The Chateau, 1601 Jumer Drive, Bloomington, Illinois.

     This Proxy Statement and the enclosed form of proxy are being mailed starting on or about March 21, 2003.

Shareholders Entitled to Vote

     Holders of record of common stock of the Company at the close of business on March 3, 2003 are entitled to receive this notice. Generally, each share of common stock of the Company is equal to one vote. However, the Company’s Certificate of Incorporation limits the number of shares that may be voted by any holder owning beneficially more than 10% of the outstanding shares of the common stock of the Company (the “Limit”). A beneficial holder of shares in excess of the Limit may not vote any shares exceeding the Limit. A shareholder may exceed the Limit if affiliates of the shareholder as well as persons acting in concert hold sufficient shares together with such shareholder so as to exceed the Limit. Pursuant to the Certificate of Incorporation, the Board of Directors will (i) make all determinations necessary to implement these rules and (ii) demand that anyone reasonably believed to beneficially own shares in excess of the Limit supply information to the Company to enable the enforcement of these rules.

     There is no cumulative voting at the Annual Meeting.

     As of the record date, there were 1,475,753 common shares issued and outstanding.

Voting Procedures

     Unless you hold your shares in the Company’s Profit Sharing and Savings Plan (the “401(k) Plan”) or the Employee Stock Ownership Plan and Trust (the “ESOP”), you can vote on matters to come before the meeting in one of two ways:

•	you can come to the Annual Meeting and cast your vote there; or

•	you can vote by signing and returning the enclosed proxy card. If you do so, the individuals named as proxies on the card will vote your shares in the manner you indicate.

     You may also choose to vote for all of the nominees for Director and each proposal by simply signing, dating and returning the enclosed proxy card without further direction. All signed and returned proxies that contain no direction as to vote will be voted FOR each of the nominees for Director and FOR each of the proposals.

     The Board of Directors has selected itself as the persons to act as proxies on the proxy card.

     If you plan to attend the Annual Meeting and vote in person, you should request a ballot when you arrive. HOWEVER, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE, THE INSPECTOR OF ELECTION WILL REQUIRE YOU TO PRESENT A POWER OF ATTORNEY OR PROXY IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE FOR YOU TO VOTE SUCH SHARES AT THE ANNUAL MEETING. Please contact your broker, bank or nominee.

Voting Procedures for Shares in the Company’s 401(k) Plan or ESOP

     If you participate in the Company’s 401(k) Plan or ESOP, please return your proxy in the envelope on a timely basis to ensure that your proxy is voted. If you own or are entitled to give voting instructions for shares in the 401(k) Plan or ESOP and do not vote your shares or give voting instructions, generally, the Plan Administrator or Trustee will vote your shares in the same proportion as the shares for all plan participants for which voting instructions have been received. Holders of shares in the 401(k) Plan or ESOP will not be permitted to vote such shares at the Annual Meeting, but their attendance is encouraged and welcome.

Required Vote

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker, bank or nominee does not have discretionary authority to vote and has not received instructions from the beneficial owner.

     Once a quorum is achieved, a plurality of votes cast is all that is necessary for the election of Directors. Abstentions and broker “non votes” are not counted in determining the vote. As to ratification of BKD, LLP and all other matters that may come before the meeting, the affirmative vote of a majority of votes cast is necessary for the approval of such matters. Abstentions and broker “non votes” are again not counted for purposes of approving the matter.

Revoking a Proxy

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	you may send in another proxy with a later date;

•	you may notify the Company’s Secretary in writing at Citizens First Financial Corp., 2101 North Veterans Parkway, Bloomington, Illinois 61704; or

•	unless you hold shares in the 401(k) Plan or ESOP, you may revoke by voting in person at the Annual Meeting.

     If you choose to revoke your proxy by attending the Annual Meeting, you must vote in accordance with the rules for voting at the Annual Meeting. Attending the Annual Meeting alone will not constitute revocation of a proxy.

List of Shareholders

     A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders for any purpose related to the Annual Meeting at the Company’s offices at 2101 North Veterans Parkway, Bloomington, Illinois for a period of ten days prior to the Annual Meeting. A list will also be available at the Annual Meeting itself.

Cost of Proxy Solicitation

     We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, mail or telegram. We do not intend to engage a proxy solicitation firm to assist us in the distribution and solicitation of proxies. The Company will also request persons, firms and corporations holding shares in their names for other beneficial owners to send proxy materials to such beneficial owners. The Company will reimburse these persons for their expenses.

Inspector of Election

     Your proxy returned in the enclosed envelope will be delivered to the Company’s transfer agent, Registrar and Transfer Company (“R&T”). The Board of Directors has designated R&T to act as inspectors of election and to tabulate the votes at the Annual Meeting. R&T is not otherwise employed by, or a Director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

Other Matters

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxies to vote the shares on such matters in their discretion.

GOVERNANCE OF THE COMPANY

Role and Composition of the Board of Directors

     Our Company’s Board of Directors is the ultimate decision making body of the Company, except for matters which law or our Certificate of Incorporation requires the vote of shareholders. The Board of Directors selects the management of the Company which is responsible for the Company’s day to day operations. The Board acts as an advisor to management and also monitors its performance.

     Members of the Board of Directors serve also as Directors of Citizens Savings Bank (the “Bank”). The Bank is the Company’s wholly owned subsidiary. You will find a discussion of its activities in your Annual Report.

     During 2002, the Board of Directors met as the Company’s Board of Directors 6 times. In addition, the Board of Directors has authorized three Committees to manage distinct matters of the Company. These Committees are the Audit Committee, the Nominating Committee and the Compensation/Benefits Committee. Membership on each of the Committees is set forth in the table below. All of our Directors attended 75 percent or more of the meetings of the Board and the Board Committees on which they served in 2002.

Name	Board	Audit	Nominating	Compensation

Borngasser, L. Carl	X	X	X
Hoeferle, Harold L.	X		X	X
Hogan, Martin L.	X	X	X	X
Landefeld, C. William	X		X
Mier, Arthur W.	X	X	X
Thompson, Dr. Lowell	X		X
Wells, Ronald C.	X		X	X
Meetings in 2002	6	10	1	2

The Audit Committee

     The Audit Committee is responsible for recommending the annual appointment of the public accounting firm to be our outside auditors, subject to approval of the Board of Directors and shareholders. The Committee is responsible for the following tasks:

•	maintaining a liaison with the outside auditors;

•	reviewing the adequacy of internal controls;

•	reviewing with management and outside auditors financial disclosures of the Company; and

•	reviewing any material changes in accounting principles or practices used in preparing statements.

The Nominating Committee

     The Company’s Nominating Committee considers and recommends the nominees to stand for election at the Company’s Annual Meeting.

The Compensation/Benefits Committee

     The Compensation/Benefits Committee is responsible for establishing annual and long-term performance goals for the Chief Executive Officer (Mr. Landefeld) and senior management. This Committee also approves the senior officers’ compensation and other incentive compensation programs. The Committee’s functions include:

•	awarding shares or options under the Company’s stock option plan;

•	determining compensation to be paid pursuant to the Company’s incentive plan; and

•	publishing an annual Executive Compensation Committee Report for the shareholders.

     The Committee is aided in performing these functions by the counsel of members of the Bank’s Compensation Committee.

Directors’ Compensation

     The Directors of the Company did not receive any fees or retainers for serving on the Company’s Board of Directors in fiscal 2002. However, the Directors did receive an annual retainer of $15,000 for serving on the Board of the Bank. Also, Directors who are not also employees of the Company receive $100 per committee meeting attended, except for the Audit Committee Chairman who receives $200 for each Audit Committee meeting attended. In addition, the Company maintains two compensation plans for Directors:

•	Stock-Based Incentive Plan. The Company maintains the Incentive Plan for both directors and employees. In 1996, each Outside Director of the Company and Bank at that time was granted non-statutory stock options to purchase 9,390 shares of Common Stock, and Stock Awards for 3,755 shares of Common Stock. The options and stock awards to Outside Directors began vesting in five equal annual installments, commencing November 12, 1997, the first anniversary of the effective date of the grants. If a director ceases service due to death or disability, all unvested options and stock awards vest immediately. In 1999, two new bank directors were each granted nonstatutory stock options to purchase 12,500 shares of common stock on terms identical to the terms of the options which were granted in 1996. No stock awards were made in the years 1997 — 2001 inclusive, and no stock option grants were made to directors in 1997, 1998 or 2000. In January 2002, three of the Company’s directors, Messrs. Hogan, Hoeferle and Mier, received stock awards of 720, 719, and 719 shares, respectively. The 2002 stock awards were immediately vested. In addition, one director, Mr. Hoeferle, received stock options in January 2001 to purchase 10,000 shares on terms identical to the terms of previous grants to directors. Also, Mr. Hogan received stock options in January 2002 to purchase 10,000 shares on the same terms.

•	Advisory Directors Retirement Plan. The Bank maintains an Advisory Directors Retirement Plan (formerly known as the Directors Emeritus Retirement Plan) which provides retirement benefits to duly elected Directors and Advisory Directors as of December 31, 1997. The plan provides that in consideration for services and consultation rendered as an Advisory Director, the Advisory Directors will receive annual cash benefits equal to the annual director’s fees received at the time of retirement, up to an annual maximum of $12,650 per participant in a single premium insurance annuity for each covered Advisory Director. Currently there are ten Advisory Directors.

ITEM 1. ELECTION OF DIRECTORS

     Currently, the Board of Directors has seven members divided into three classes of two or three directors per class. Each class of directors has three-year terms. One class of directors is up for election each year. This results in a staggered Board which ensures continuity from year to year.

     Two directors will be elected at the Annual Meeting to serve for three-year terms expiring at our Annual Meeting in the year 2006.

     The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the two nominees unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as director will continue in office until his or her successor has been elected, or until his death, resignation or retirement.

     The Board of Directors has proposed the following nominees for election as Directors with terms expiring in 2006 at the Annual Meeting: Arthur W. Mier and L. Carl Borngasser.

     The Board of Directors recommends a vote FOR the election of these nominees as Directors.

     We expect each nominee to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. The principal occupation and certain other information about the nominees and other Directors whose terms of office continue after the Annual Meeting is set forth below. Such terms may include years of services for the Bank prior to the formation of the Company.

NOMINEES WHOSE TERMS WILL EXPIRE IN 2006

Name and Age as of		Position, Principal Occupation,
the Annual Meeting		Business Experience and Directorship

Arthur W. Mier	60	Appointed to the Company’s Board in January, 2000. Director of the Bank since 1998. Owner of On Hand Safety Supply. Member of the Audit and Nominating Committees of our Board of Directors.

L. Carl Borngasser	65	Appointed to the Company’s Board in January, 2000. Director of the Bank since 1995. Retired Executive Vice President of Citizens Savings Bank. Member of the Audit and Nominating Committees of our Board of Directors.

CONTINUING DIRECTORS WITH TERMS EXPIRING 2004

Name and Age as of		Position, Principal Occupation,
the Annual Meeting		Business Experience and Directorship

Dr. Lowell M. Thompson	64	Director since 1987. Practicing dentist. Also a member of the Nominating Committee of our Board of Directors.

Ronald C. Wells	60	Director since 1993. President of Central Supply Co., Inc., a maintenance supply distributor. Member of the Nominating and Compensation Committees of our Board of Directors.

CONTINUING DIRECTORS WITH TERMS EXPIRING 2005

Name and Age as of		Position, Principal Occupation,
the Annual Meeting		Business Experience and Directorship

C. William Landefeld	63	Director, President and Chief Executive Officer since 1987. Also a member of the Nominating Committee of our Board of Directors.

Harold L. Hoeferle	65	Appointed to the Company’s Board in December, 2000. Owner of Apartment Mart, Inc., a company specializing in property management. Member of the Nominating and Compensation Committees of our Board of Directors.

Martin L. Hogan	47	Appointed to the Company’s Board in August, 2001. Owner/President of Central Illinois Development which is responsible for the development and compliance of 120 Subway Sandwich Restaurants in 50 counties in Central Illinois. Owner of 9 Subway restaurants in Central Illinois. Member of the Audit, Nominating and Compensation Committees of our Board of Directors

ITEM 2. RATIFICATION OF AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has appointed BKD, LLP to serve as our independent auditors for 2003 and is seeking the ratification of the appointment of BKD, LLP by our shareholders.

     Representatives of BKD, LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

Audit Fees

     The aggregate fees billed for professional services rendered by BKD, LLP for the audit of the Company’s annual financial statements for the year ended December 31, 2002 and for BKD, LLP’s review of the financial statements included in the Company’s Forms 10-Q and 10-K filed with the Securities and Exchange Commission during 2002 were $75,485.

Financial Information Systems Design and Implementation Fees

     BKD, LLP performed no services and therefore billed no fees relating to operating or supervising the operation of the Company’s information systems or local area network or for designing or implementing the Company’s financial information management systems during 2002.

All Other Fees

     The aggregate fees billed for other services rendered to the Company by BKD, LLP in 2002 were $24,388, including tax-related and other professional services.

Auditor Independence

     The Audit Committee of the Board believes that the non-audit services provided by BKD, LLP are compatible with maintaining the auditor’s independence. None of the time devoted by BKD, LLP on its engagement to audit the Company’s financial statements for the year ended December 31, 2002 is attributable to work performed by persons other than BKD, LLP employees.

     The affirmative vote of a majority of votes cast on this proposal, without regard to abstentions or broker “non votes,” is required for the ratification of the appointment of BKD, LLP.

     The Board of Directors recommends a vote FOR the ratification of the appointment of BKD, LLP as our independent auditors for the year 2003.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTORS
MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS AND
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP

	Amount and
	Nature of Beneficial		Ownership
Name	Ownership (1)		As a Percent of Class

Becker, Richard F. (Former Executive Officer)*	87,006	(7)	5.90%
Borngasser, L. Carl	29,021	(2)(3)	1.95%
Hoeferle, Harold L.	6,719	(4)	**
Hogan, Martin L.	3,847	(5)	**
Landefeld, C. William (Executive Officer and Director)	156,739	(7)(8)	10.14%
Mier, Arthur W.	15,069	(6)	1.01%
Smiley, Dallas G. (Executive Officer)	82,276	(7)(8)	5.42%
Thompson, Dr. Lowell M.	32,985	(2)(3)	2.22%
Wells, Ronald C.	10,415	(2)(3)	**
All directors and executive officers as a group	424,077	(9)	25.98%

*	Former Executive Vice President, ceased to be employed by the Company effective January 27, 2003. Holdings are based on Schedule 13G/A filed by the reporting person on February 7, 2003 plus 204 and 1,940 shares earned under the Company’s Supplemental Executive Retirement Program and Employee Stock Ownership Plan, respectively, of which the Company was aware, for service in 2002.

(1)	Each person effectively exercises sole (or shares with spouse or other immediate family member) voting and dispositive power as to shares reported.

(2)	Includes 3,755 shares awarded to these outside directors under the Citizens First Financial Corp. 1996 Stock-Based Incentive Plan (the “Incentive Plan”). Such awards commenced vesting at a rate of 20% per year beginning on November 12, 1997. Each participant has voting power as to the shares awarded.

(3)	Includes 9,390 shares subject to options granted to these outside directors under the Incentive Plan which are currently exercisable. Shares subject to options became exercisable on a cumulative basis in five equal annual installments commencing on November 12, 1997.

(4)	Includes 4,000 shares subject to options granted under the Incentive Plan which are currently exercisable or will become exercisable within 60 days and excludes 6,000 shares subject to unexercisable options granted under the Incentive Plan. Shares subject to options are exercisable on a cumulative basis in five equal annual installments commencing on January 29, 2002.

(5)	Includes 2,000 shares subject to options granted under the Incentive Plan which are currently exercisable or will become exercisable within 60 days and excludes 8,000 shares subject to unexercisable options granted under the Incentive Plan. Shares subject to options are exercisable on a cumulative basis in five equal annual installments commencing on January 28, 2003.

(6)	Includes 10,000 shares subject to options granted under the Incentive Plan which are currently exercisable or will become exercisable within 60 days and excludes 2,500 shares subject to unexercisable options under the Incentive Plan. Shares subject to options are exercisable on a cumulative basis in five equal annual installments commencing on April 26, 1999.

(7)	Includes 28,175, 16,900 and 16,900 shares awarded to Messrs. Landefeld, Becker and Smiley respectively under the Incentive Plan, some of which shares may have been sold. Such awards commenced vesting at a rate of 20% per year beginning on November 12, 1997. Each participant presently has voting power as to the shares awarded which have not been sold by such participant.

(8)	Includes 70,400 and 42,200 shares subject to options granted to Messrs. Landefeld and Smiley, respectively, under the Incentive Plan which are currently exercisable. Shares subject to options granted under the Incentive Plan commenced vesting at a rate of 20% per year beginning November 12, 1997.

(9)	Includes a total of 73,240 shares (some of which shares may have been sold) originally awarded under the Incentive Plan as to which voting may be directed. Includes a total of 198,970 options granted under the Incentive Plan which are currently exercisable or will become exercisable within 60 days.

**	Less than 1% ownership as a percent of class.

SECURITY OWNERSHIP OF SHAREHOLDER
HOLDING 5% OR MORE

NAME AND ADDRESS OF	NUMBER		PERCENT
BENEFICIAL OWNER	OF SHARES		OF CLASS

Citizens Savings Bank Employee Stock Ownership Plan (“ESOP”) 2101 North Veterans Parkway Bloomington, Illinois 61704	210,190	(1)	14.2%

Investors of America, Limited Partnership 1504 Highway, #395 N #8-00508 Gardnerville, Nevada 89410	156,493	(2)	10.6%

C. William Landefeld 2101 North Veterans Parkway Bloomington, Illinois 61704	156,739	(3)	10.1%

JANA Partners, LLC 536 Pacific Avenue San Francisco, California 94133	119,435	(4)	8.1%

Richard F. Becker 3004 Thornwood Lane Bloomington, Illinois 61704	87,006	(5)	5.9%

Dallas G. Smiley 2101 North Veterans Parkway Bloomington, Illinois 61704	82,276	(6)	5.4%

(1)	Shares of Common Stock were acquired by the ESOP in the Bank’s conversion from mutual to stock form (the “Conversion”). The ESOP Committee administers the ESOP. First Bankers Trust Company has been appointed as the corporate trustee for the ESOP (“ESOP Trustee”). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of March 3, 2003, all 210,190 shares have been allocated to ESOP participants’ accounts.

(2)	Based upon information disclosed in Schedule 13G filed with the SEC on February 13, 2002.

(3)	The above amount includes 13,225 shares which are owned by Mr. Landefeld’s wife over which Mr. Landefeld shares voting and investment power. Mr. Landefeld has sole voting and investment power with respect to all other shares. The amount above includes 70,400 shares subject to options previously granted to Mr. Landefeld which are currently exercisable.

(4)	Based upon information disclosed in Schedule 13D filed with the SEC on December 3, 2002.

(5)	Based upon information disclosed in Schedule 13G/A filed with the SEC on February 7, 2003 by the reporting person plus 204 and 1,940 shares earned under the Company’s Supplemental Executive Retirement Program and Employee Stock Ownership Plan, respectively, of which the Company was aware, for service in 2002.

(6)	The amount above includes 42,200 shares subject to options previously granted to Mr. Smiley which are currently exercisable.

EXECUTIVE COMPENSATION

     The following table shows, for the years ended December 31, 2002, 2001 and 2000, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and other executive officers (“Named Executive Officers”) who accrued salary and bonus in excess of $100,000 in fiscal year 2002.

Compensation Table

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

						Securities
				Other	Restricted	Underlying
				Annual	Stock	Options/	LTIP	All Other
Name and Principal		Salary	Bonus	Compensation	Awards	SARs	Payouts	Compensation
Positions	Year	($)(1)	($)(1)	($)(2)	($)(3)	(#)(4)	($)(5)	($)

C. William Landefeld	2002	$259,424	$18,623	—	—	—	—	$107,267(6)
President and Chief Executive	2001	247,785	—	—	—	—	—	55,248(7)
Officer	2000	234,950	—	—	—	—	—	37,598(8)

Richard F. Becker	2002	$140,400	$10,800	—	—	—	—	$55,909(6)
Former Executive Vice President and	2001	135,000	—	—	—	—	—	50,819(7)
Secretary (Ceased employment	2000	129,780	—	—	—	—	—	33,186(8)
effective January 27, 2003)

Dallas G. Smiley	2002	$140,400		—	—	—	—	$56,372(6)
Senior Vice President,	2001	135,000	$10,800	—	—	—	—	45,763(7)
Treasurer, Chief Financial Officer	2000	129,780	—	—	—	—	—	33,253(8)
and Corporate Secretary

(1)	Under Annual Compensation, the column entitled “Salary” includes directors’ fees and amounts deferred by the Named Executive Officer pursuant to the Bank’s 401(k) Plan, pursuant to which employees may defer up to 15% of their compensation, up to the maximum limits under the Internal Revenue Code of 1986, as amended (the “Code”). The level of salary may vary due to limits imposed on contributions to 401(k) plans and employee stock ownership plans by the Code (see, footnotes (6), (7), and (8) below). The column entitled “Bonus” consists of board approved discretionary Bonuses.

(2)	For 2002, there were no (a) prerequisites over the lesser of $50,000 or 10% of the individual’s total Salary and Bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.

(3)	For 2002, 2001 and 2000, there were no stock awards to any Named Executive Officer.

(4)	For 2002, 2001 and 2000, there were no stock options granted to any Named Executive Officer.

(5)	For 2002, 2001 and 2000, there were no payouts or awards under any long-term incentive plan.

(6)	Includes the value of 2,339, 1,940 and 1,909 shares of Common Stock allocated to Messrs. Landefeld, Becker and Smiley, respectively, pursuant to the Bank Employee Stock Ownership Plan (“ESOP”). Includes $6,985, $2,933 and $5,616 in employer contributions to the Bank’s 401(k) Plan for Messrs. Landefeld, Becker and Smiley, respectively. Includes disability and life insurance premiums paid by the Bank of $1,549 for Mr. Landefeld. Includes $39,556, $4,357 and $1,995 in employer contribution to the Supplemental Executive Retirement Plan (the “SERP”) for Messrs. Landefeld, Becker and Smiley, respectively, for the excess amount due under the 401(k) Savings Plan and ESOP for the fiscal year ended December 31, 2002.

(7)	Includes the value of 2,070, 2,070 and 2,070 shares of Common Stock allocated to Messrs. Landefeld, Becker and Smiley, respectively, pursuant to the Bank Employee Stock Ownership Plan (“ESOP”). Includes $6,800, $3,444 and $4,461 in employer contributions to the Bank’s 401(k) Plan for Messrs. Landefeld, Becker and Smiley, respectively. Includes disability and life insurance premiums paid by the Bank of $1,549 for Mr. Landefeld. Includes $10,260, $10,736 and $4,663 in employer contribution to the Supplemental Executive Retirement Plan (the “SERP”) for Messrs. Landefeld, Becker and Smiley, respectively, for the excess amount due under the 401(k) Plan and ESOP for the fiscal year ended December 31, 2001.

(8)	Includes the value 2,374, 2,374 and 2,374 shares of Common Stock allocated to Messrs. Landefeld, Becker and Smiley, respectively, pursuant to the Bank Employee Stock Ownership Plan (“ESOP”). Includes $6,100, $4,667 and $4,755 in employer contributions to the Bank’s 401(k) Plan for Messrs. Landefeld, Becker and Smiley, respectively. Includes disability and life insurance premiums paid by the Bank of $1,549 for Mr. Landefeld. Includes $1,758, $328 and $307 in employer contribution to the Supplemental Executive Retirement Plan (the “SERP”) for Messrs. Landefeld, Becker and Smiley, respectively, for the excess amount due under the 401(k) Plan and ESOP for the fiscal year ended December 31, 2000.

Total Options Exercised in 2002 and Year End Values

This table gives information for options exercised by each of the named executive officers in 2002 and the value (stock price less exercise price) of the remaining options held by those officers at year-end price of the Common Stock.

FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
			Options/SARs at	Options/SARs at Fiscal
	Shares Acquired	Value Realized	Fiscal Year-End (#)(1)	Year End ($)(2)
	On Exercise	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

C. William Landefeld	0	$0	70,400/0	$915,200/0
Richard F. Becker(3)	0	0	42,200/0	548,600/0
Dallas G. Smiley	0	0	42,200/0	548,600/0

(1)	The options in this table have an exercise price of $12.30 and became exercisable at an annual rate of 20% beginning November 12, 1997. The options expire ten (10) years from the date of grant.

(2)	Based on market value of the underlying stock at the fiscal year end of $25.30, minus the exercise price. The market price on March 3, 2003 was $22.00 per share.

(3)	Mr. Becker ceased to be employed by the Company effective January 27, 2003. All options held by Mr. Becker were exercised on January 27, 2003. The value realized on such date based on the market price of $23.945 was $491,417.

Option Grants in 2002

No options were granted to any of the Named Executive Officers in 2002.

OTHER COMPENSATION ARRANGEMENTS

Employment Agreements

The Bank and the Company have entered into employment agreements (collectively, the “employment agreements”) with Messrs. Landefeld and Smiley (individually, the “Executive”). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Landefeld and Smiley.

The employment agreements provide for a three-year term. The Bank employment agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of the Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. The terms of the Company employment agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. The current base salaries for Messrs. Landefeld and Smiley are $250,535 and $146,000, respectively. In addition to the base Salary, the agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to Executive personnel.

The employment agreements provide for termination by the Bank or the Company for cause as defined in the agreements at any time. In the event the Bank or the Company chooses to terminate the Executive’s employment for reasons other than for cause, or in the event of the Executive’s resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive’s functions, duties or responsibilities; (iii) a relocation of the Executive’s principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank or the Company; or (v) a breach of the agreement by the Bank or the Company, the Executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the remaining base Salary payment due to the Executive and the contributions that would have been made on the Executive’s behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue to pay for the Executive’s life, health and disability coverage for the remaining term of the agreement. Upon any termination of the Executive, the Executive is subject to a one year non-competition agreement.

Under the employment agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the employment agreements), the Executive or, in the event of the Executive’s death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the employment agreement; or (ii) three times the average of the five preceding taxable year’s annual compensation. The Bank and the Company would also continue the Executive’s life, health, and disability coverage for thirty-six months. Notwithstanding that both the Bank and the Company employment agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. Based solely on the cash compensation paid to Messrs. Landefeld and Smiley over the past five fiscal years and excluding any benefits under any employee plan which may be payable, the total amount of payments due under the employment agreements following a change in control would be approximately $1.2 million.

Payments to the Executive under the Bank’s agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company’s agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

401(k) Plan

The Bank maintains the Profit Sharing and Savings Plan (the “Savings Plan”), which is a tax-qualified profit sharing and Salary reduction plan under Sections 401(a) and 401(k) of the Code. The Savings Plan provides participants with retirement benefits and may also provide benefits upon death, disability or termination of employment with the Bank. An employee who works at least 1,000 scheduled hours per year is eligible to participate in the Savings Plan following the completion of one year of service and attainment of age 21. A participant is always 100% vested in his or her contributions. A participant must reach one year of vesting service (total time employed) before attaining a vested interest in the employer contribution, which commences following this one year period. Participants become 20% vested in employer matching contribution after one year of service, and increase the vested percentage by 20% for each year of service completed thereafter, until attaining 100% vesting after five years of service.

Participants may make Salary reduction contributions to the Savings Plan up to the lesser of 15% of annual base Salary or the legally permissible limit (currently $12,000 generally, and $14,000 for employees who will reach age 50 by December 31, 2003). The Savings Plan provides that, with respect to 4% contributed by the employee, the Bank will match 100% of such contribution with funds to be invested at the direction of the employee. All participants receive a quarterly detailed statement including information regarding market value of the participant’s investment and all contributions made on his or her behalf. Any withdrawals prior to age 59 are subject to a 10% tax penalty. Participants may borrow against the vested portion of their accounts.

The Savings Plan has a profit-sharing component in addition to the matched employee contribution. The amount of the annual profit-sharing contribution is at the discretion of the Board of Directors.

Employee Stock Ownership Plan and Trust

The Bank established an ESOP and related trust for eligible employees effective on January 1, 1996. Employees employed with the Bank as of January 1, 1996 and employees of the Company or the Bank employed after such date, who have been credited with at least 1,000 hours during a twelve month period and who have attained the age of 21 will become participants. The ESOP purchased 8% of the Common stock issued in the Conversion. In order to fund the ESOP’s purchase of Common Stock, the ESOP borrowed funds from the Company equal to 100% of the aggregate purchase price of the Common Stock. The loan was repaid principally from the Company’s or the Bank’s contribution to the ESOP over a period of seven years and the collateral for the loan was the Common Stock purchased by the ESOP. Repayment of the loan was completed in 2002.

Supplemental Executive Retirement Plan

The Bank has implemented a non-qualified Supplemental Executive Retirement Plan (the “SERP”) to provide certain officers and highly compensated employees, designated by the Board of Directors, with additional retirement benefits. The benefits provided under the SERP will make up the benefits lost to the SERP participants due to application of limitations on compensation and maximum benefits applicable to the Bank’s tax qualified 401(k) Plan and ESOP. Benefits will be provided under the SERP at the same time and in the same form as the related benefits will be provided under the 401(k) Plan and ESOP.

Transactions With Certain Related Persons

The Bank makes loans to directors and executive officers from time-to-time in the ordinary course of business. The Bank’s current policy provides that all loans made by the Bank to its directors and executive officers are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is comprised of Harold L. Hoeferle, Martin L. Hogan, and Ronald C. Wells, none of whom is or was formerly an officer of the Company. Neither Mr. Hoeferle, Mr. Hogan nor Mr. Wells had any relationship with the Company which would have required disclosure in this Proxy Statement under the caption “Transactions with Certain Related Persons.” No executive officer of the Company served as a director or on the compensation committee of any other entity in 2002.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company’s common stock (“CFSB”) since December 31, 1997 compared to the cumulative return for the S&P 500 Index, and the SNL Midwest Thrift Index over the same period, assuming the investment of $100 on December 31, 1997, and reinvestment of all dividends.

     SNL Financial LC
     © 2003

EXECUTIVE COMPENSATION COMMITTEE REPORT

Overview

     The Committee establishes the salaries and other compensation of the Executive Officers of the Company and its subsidiary, the Bank. In its deliberations, it may consult with a Compensation Committee of the Board of Directors of the Bank. The Committee makes recommendations and advises the full Board of Directors with respect to compensation of senior executives of the Company and the Bank, and approves, subject to ratification of the full Board, the compensation of C. William Landefeld, the President and Chief Executive Officer of the Company.

     The Company’s executive compensation program is designed to:

•	retain Executive Officers by paying them competitively and rewarding them for superior performance;

•	align the interests of the Executive to that of the shareholder by encouraging common stock ownership by the Executive; and

•	tie a portion of each Executive Officers’ compensation to the performance of both the Company and the individual goals set for each Executive Officer.

     We accomplish these goals through three methods of compensation:

•	Salaries. The Committee evaluates salaries for comparable positions in the local market. The Committee strives to select salaries that are competitive in the market but not highest paid.

•	Bonus. The Committee and the Board of Directors have established a Bonus Plan for key employees of the Bank including, but not limited to, Executive Officers. This plan provides for a corporate performance award based upon an objective requirement of corporate performance and an individual performance award.

•	Stock Option and Stock Awards. The Company has a Stock Based Incentive Plan which permits the Company to award stock options or stock to employees and directors. In fiscal year 2002, the Company granted a total of 12,500 options — 10,000 to one of its directors (Martin L. Hogan) and 2,500 to one non-executive employee, and issued stock awards to three directors (Messrs. Hogan, Hoeferle and Mier) totaling 2,158 shares.

CEO Compensation

     Mr. Landefeld’s salary was increased by only 2.5% in 2003. His salary went from $244,424 in 2002 to $250,535 in 2003. This decision, made by the Company’s Compensation Committee, was based on the results of a commercial loan review that was done by BKD, LLP (our external auditors) in 2002, and the results of a Safety and Soundness Examination performed in 2002 by the Office of Banks and Real Estate for the State of Illinois. The default of a large credit in the fourth quarter of 2002 that led to a large increase in the Bank’s Allowance for Loan Losses also contributed to their decision.

     The Company had a good earnings year and the book value of the Company’s stock improved from $20.41 per share at December 31, 2001 to $21.91 per share at December 31, 2002, and improvement of 7.3%. Most importantly, the market price of the Company’s stock improved by 43% in 2002 from $17.70 per share at December 31, 2001 to $25.30 per share at December 31, 2002.

     Mr. Landefeld’s corporate performance awards are based upon the Company reaching certain basic earnings per share and return on equity targets. No bonus was paid in 2001 for fiscal 2000 performance because the pre-determined targets for 2000 performance were not met. Mr. Landefeld received a performance award of $18,623 in 2002 because the basic earnings per share target was met and exceeded in 2001. No bonus was paid in 2003 for fiscal 2002 performance because the pre-determined targets for 2002 performance were not met.

Tax Policy

     Section 162(m) of the Internal Revenue Code limits tax deductions available to the Company to $1 million for compensation paid to the Company’s five most highly compensated officers unless certain requirements are met. Among such requirements are:

•	the Committee be comprised entirely of outside directors; and

•	compensation over $1 million must be based upon performance goals approved by shareholders.

     The Company’s Stock Based Incentive Plan does not meet those requirements because its Compensation Committee is not comprised solely of outside directors. The Bonus Plan does not currently meet those requirements as it has not been adopted by shareholders.

     At this time, it is not necessary for the Company to meet the requirements of 162(m) with respect to the Bonus Plan. The highest paid officers of the Company are not paid Salary and Bonus in amounts that would approach the $1 million dollar limitation.

     The Committee intends to monitor compensation so that the Company remains able to take deductions pursuant to the rules of 162(m). However, the Committee retains the right to award compensation that may not be deductible by the Company under Section 162(m) or otherwise.

BY: THE COMPENSATION COMMITTEE

Harold L. Hoeferle     Martin L. Hogan     Ronald C. Wells

AUDIT COMMITTEE REPORT

     The Bank’s Audit Committee is comprised of three directors (Messrs. Borngasser, Hogan and Mier). Each of the directors is independent, under the definition contained in Rule 4200(a)(15) of the NASD’s listing standards. The Board of Directors has adopted a written charter for the Audit Committee, which was included as an Appendix to the Company’s 2001 Proxy Statement.

     In connection with the audited financial statements contained in the Company’s 2002 Annual Report on Form 10-K for the fiscal year ended December 31, 2002, the Audit Committee reviewed and discussed the audited financial statements with management and BKD, LLP. The Audit Committee discussed with BKD, LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380). The Audit Committee has also received the written disclosures and the letter from BKD, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence.

     Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

THE AUDIT COMMITTEE

L. Carl Borngasser     Martin L. Hogan     Arthur W. Mier

COMPLIANCE WITH SECTION 16

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that except as set forth below, all Directors and Executives of the Company filed all reports required on a timely basis pursuant to Section 16 of the Securities Exchange Act of 1934: Mr. Hogan’s Form 4 in connection with his purchase of Company common stock on May 2, 2002 was filed 16 days late.

REQUIREMENTS, INCLUDING DEADLINES,
FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS
AND OTHER BUSINESS OF SHAREHOLDERS

     Under our Bylaws, certain procedures are provided which a shareholder must follow to nominate persons for Director or to introduce an item of business at an Annual Meeting of Shareholders. Nominations for Directors or introduction of an item of business should be submitted in writing to the Company’s secretary at 2101 North Veterans Parkway, Bloomington, Illinois 61704. The nomination or proposed item must be received not less than 120 days nor more than 150 days in advance of the anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting (i.e. October 23, 2003 at the earliest and no later than November 22, 2003 based on the March 21, 2003 mailing date of this year’s proxy statement). Nominations or proposed items received after November 22, 2003 will be deemed untimely and will not be considered.

     The nomination must be made in writing and the shareholder’s notice to the Secretary shall contain a representation that:

•	the shareholder is, and will be on the record date, a beneficial owner or a holder of record of stock of the Company entitled to vote at the meeting;

•	the shareholder has, and will have on the record date, full voting power with respect to the shares; and

•	the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

     Additionally, each notice shall include:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•	a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•	the number and kinds of securities of the Company held beneficially or of record by each proposed nominee;

•	information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC for the initial election of the proposed nominee for Director (including the nominee’s written consent to be named in the proxy statement as a nominee);

•	the consent of each proposed nominee to serve as a Director if so elected; and

•	a completed Director Qualification, Eligibility and Disclosure Questionnaire.

     Notice of a proposed item of business must include:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting;

•	the name and address, as they appear on the Company’s books, of the shareholder proposing the business;

•	the class and number of shares of the Company’s capital stock that are beneficially owned by the shareholder; and

•	any material interest of the shareholder in the business.

     The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

     A shareholder complying with the above procedures may still not be entitled to have its proposal included in next year’s proxy statement. Under the rules of the SEC, in addition to being received by the Company no later than November 22, 2003, the proposal must concern a matter appropriate for inclusion in the proxy statement.

     The discussion above is intended merely as a summary. Persons wishing to submit a proposal or a nominee for director should consult the Company’s bylaws, a copy of which can be obtained free of charge by visiting the SEC’s web-site (www.sec.gov) or by writing to Dallas G. Smiley, Secretary at the office address set forth above.

     Whether or not you plan to attend the Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy in the enclosed envelope.

By Order of the Board of Directors,

Dallas G. Smiley Corporate Secretary

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY

			For	Withhold	For All Except
ANNUAL MEETING OF STOCKHOLDERS April 21, 2003 • 10:00 a.m., Local Time This Proxy is Solicited on Behalf of The Board of Directors	1.	The election as Directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with:	☐	☐	☐
The undersigned hereby appoints the official proxy committee of Citizens First Financial Corp. (the “Company”), with full power of substitution, to act as proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on April 21, 2003 at 10:00 a.m., local time, at The Chateau, 1601 Jumer Drive, Bloomington, Illinois and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:	Arthur W. Mier L. Carl Borngasser INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.
			For	Against	Abstain
	2.	The ratification of the appointment of BKD, LLP as independent auditors of Citizens First Financial Corp. for the fiscal year ending December 31, 2003.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as Director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

Please be sure to sign and date this Proxy in the box below.	Date	+

Stockholder sign above	Co-holder (if any) sign above
+

/\ Detach above card, date, sign and mail in postage-paid envelope provided. /\

CITIZENS FIRST FINANCIAL CORP.

     The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated March 21, 2003 and of the Annual Report to Stockholders.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.